UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 25, 2005

Simpson Manufacturing Co., Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-23804	94-3196943
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	file number)	Identification No.)

4120 Dublin Boulevard, Suite 400, Dublin, CA 94568
(Address of principal executive offices)

(Registrant’s telephone number, including area code): (925) 560-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-2)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

On July 25, 2005, Simpson Manufacturing Co., Inc. (the “Company”) entered into an agreement with Vacaville Investors, a related party, to purchase a building in Vacaville, California, for approximately $5.7 million. The building is approximately 125,000 square feet and is currently being leased by the Company’s subsidiary, Simpson Dura-Vent Company, Inc.  Subject to satisfactory completion of the Company’s due diligence and satisfaction of other customary conditions, the transaction is expected to close in January 2008. The transaction was unanimously approved by the independent members of the Company’s Board of Directors.

Item 9.01    Financial Statements and Exhibits

(c)      Exhibits:

Exhibit Number	Description

10.1	Purchase and Sale Agreement and Joint Escrow Instructions, dated as of July 21, 2005, between Vacaville Investors and Simpson Manufacturing Co., Inc.

10.2	Memorandum of Purchase and Sale Agreement, dated as of July 21, 2005, between Vacaville Investors and Simpson Manufacturing Co., Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Simpson Manufacturing Co., Inc.
(Registrant)

DATE:	July 26, 2005	By	/s/Michael J. Herbert
Michael J. Herbert
Chief Financial Officer